Registration Nos. 333-160683
As filed with the Securities and Exchange Commission on December 31, 2014

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GILAT SATELLITE NETWORKS LTD.
 (Exact name of registrant as specified in its charter)

Israel (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

Gilat House
21 Yegia Kapayim Street
Kiryat Arye
Petah Tikva, 49130 Israel
Tel: 972 3-925-2908
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Gilat North America, LLC 1750 Old Meadow Road
McLean, VA 22102
Tel: 703-848-1000
Fax: 703-848-1010
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Yael Shofar, Adv. Gilat House 21 Yegia Kapayim Street Kiryat Arye Petah Tikva, 49130 Israel Tel: 972 3-9252908 Fax: 972 3-9252945	Steven J. Glusband, Esq. Carter Ledyard & Milburn LLP 2 Wall Street New York, NY 10005 Tel: 212-238-8605 Fax: 212-732-3232

Approximate date of commencement of proposed sale to the public: Not Applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form F-3 (No. 333-160683) initially filed with the Securities and Exchange Commission (the “Commission”) by Gilat Satellite Networks Ltd. (the  “Registrant”) on July 20, 2009 (the “Registration Statement”) relating to the registration by the Registrant of up to 8,121,651 of its ordinary shares (the “Ordinary Shares”) to be sold by York Capital Management (the “Selling Shareholder”).

This Post-Effective Amendment No. 1 to the Registration Statement is being filed because the contractual period under which the Registrant was required to maintain  the  Registration Statement has terminated.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Petah Tikva, Israel, on December 29, 2014.

By:	/s/ Erez Antebi
Erez Antebi
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statements has been signed below by the following persons in the capacities indicated on December 29, 2014.

Signature	Title
/s /Dov Baharav Dov Baharav	Chairman of the Board of Directors
/s/ Erez Antebi Erez Antebi	Chief Executive Officer
/s/ Yaniv Reinhold Yaniv Reinhold	Chief Financial Officer (Principal Accounting and Financial Officer)
/s/ Amiram Boehm Amiram Boehm	Director
/s/ Ishay Davidi Ishay Davidi	Director
/s/ Gilead Halevy Gilead Halevy	Director
/s/ Zvi Lieber Zvi Lieber	Director
/s/ Leora (Rubin) Meridor Leora (Rubin) Meridor	Director
_________________________________________ Kainan Rafaeli	Director
GILAT NORTH AMERICA, LLC By: /s/ Yaniv Reinhold Name: Yaniv Reinhold Title: Director of Gilat North America, LLC	Authorized Representative in the United States